Exhibit 99.1

Kelly Reports
Third-Quarter 2025 Earnings

TROY, Mich. (November 6, 2025) – Kelly (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced results for the third quarter of 2025.

•Q3 revenue of $935.0 million, down 9.9% year-over-year; excluding discrete U.S. federal government and large customer impacts, underlying revenue down approximately 2.0% year-over-year
•Underlying revenue reflects continued growth in the Education segment, a consistent rate of decline in the SET segment, and a modest decline in the ETM segment
•Q3 adjusted SG&A decline of 9.7% reflects increased momentum on structural and demand-driven expense optimization initiatives, including legacy acquisition integration, technology modernization, and process efficiencies
•Q3 operating loss of $102.1 million including $102.0 million of non-cash goodwill impairment charges; $4.3 million of operating earnings on an adjusted basis
•Q3 adjusted EBITDA of $16.5 million, adjusted EBITDA margin decreased 70 basis points (“bps”) to 1.8%
•The Company expects to be active with Class A share repurchases in Q4, reflecting confidence in its strategy and commitment to an opportunistic approach to capital allocation

Chris Layden, chief executive officer, said, “As I step into this role at an important moment in Kelly’s strategic journey, the operating environment is evolving, driven by a dynamic macroeconomic landscape, global and domestic policy shifts, a sluggish labor market, and the AI boom. While Kelly continued to capture growth in more resilient markets where we have chosen to focus, these dynamics became more visible in our results in the third quarter. Our team knows that Kelly can achieve more, and we are addressing near-term opportunities to enhance our execution and agility while continuing to position the company for the future. I look forward to meeting this moment together and leading Kelly to drive profitable growth and lasting value for all our stakeholders.”

Financial Results for the thirteen-week period ended September 28, 2025:

Revenue of $935.0 million, a 9.9% decrease compared to the corresponding quarter of 2024 primarily driven by lower demand in our ETM and SET segments, partially offset by growth of 0.9% in the Education segment. Discrete impacts associated with reduced demand for U.S. federal government contractors and from three large private sector customers totaled approximately 8%, resulting in an underlying revenue decline of approximately 2%.

Operating loss of $102.1 million, compared to earnings of $2.6 million reported in the third quarter of 2024. Current quarter operating loss reflects non-cash goodwill impairment charges totaling $102.0 million related to reduced demand, integration of the Motion Recruitment Partners, LLC (“MRP”) and Softworld acquisitions in the SET segment and realignment in the SET segment. Adjusted earnings1 were $4.3 million in the third quarter of 2025 and $11.7 million in the third quarter of 2024. Adjusted EBITDA1 of $16.5 million, a decrease of 36.7% versus the prior year period. Adjusted EBITDA margin of 1.8%, a decrease of 70 basis points driven primarily by near-term margin pressure in SET and ETM reflecting lower gross margins and timing of revenue trends and related expense management actions.

Income tax expense of $46.4 million, compared to income tax benefit of $2.6 million reported in the third quarter of 2024. Current quarter expense reflects non-cash goodwill impairment charges and a $69.7 million valuation allowance established against a portion of our work opportunity credit carryforwards due to cumulative losses in recent years. On an adjusted basis1, income tax benefit of $3.8 million, compared to income tax benefit of $0.3 million in the third quarter of 2024.

Loss per share was $4.26 including non-cash goodwill impairment charges totaling $2.37 per share, net of tax, and a valuation allowance charge on deferred tax assets of $1.98 per share, compared to earnings per share of $0.02 in the third quarter of 2024.

On an adjusted basis1, earnings per share were $0.18 in the third quarter of 2025 compared to $0.21 per share in the corresponding quarter of 2024.

Financial Results for the 39-week period ended September 28, 2025:

Revenue of $3.2 billion, a 1.9% increase compared to the corresponding period in 2024 resulting primarily from the May 2024 acquisition of MRP. Excluding the impact of the acquisition, revenue was down 4.2% on an organic basis and includes approximately 5.0% revenue decline due to discrete impacts associated with reduced demand for U.S. federal government contractors and from three large private sector customers, and growth of 5.0% in the Education segment.

Operating loss of $69.1 million, compared to earnings of $41.6 million reported over the same period in 2024. Current year operating loss reflects non-cash goodwill impairment charges totaling $102.0 million related to reduced demand, integration of the MRP and Softworld acquisitions in the SET segment and realignment in the SET segment. Adjusted earnings1 were $51.0 million in the first nine months of 2025 and $62.9 million in the corresponding period of 2024. Adjusted EBITDA1 of $88.4 million, a decrease of 11.5% versus the prior year period. Adjusted EBITDA margin of 2.8%, a decrease of 40 basis points driven primarily by near-term margin pressure in SET and ETM reflecting timing of revenue trends and related expense management actions.

Income tax expense of $49.1 million, compared to income tax expense of $2.5 million reported over the same period in 2024. Current expense reflects non-cash goodwill impairment charges and a $69.7 million valuation allowance established against a portion of our work opportunity credit carryforwards due to cumulative losses in recent years. On an adjusted basis1, income tax expense of $3.4 million, compared to income tax expense of $7.6 million in the corresponding period of 2024.

Loss per share was $3.56 including non-cash goodwill impairment charges of $2.38 per share, net of tax, and a valuation allowance charge on deferred tax assets of $1.98 per share, compared to earnings per share of $0.85 in the same period of 2024. On an adjusted basis1, earnings per share were $1.16 for the first nine months of 2025 compared to $1.47 per share in the corresponding period of 2024 reflecting higher net interest expense following the MRP acquisition and lower operating earnings.
_________________________________________
1 Adjusted measures represent non-GAAP financial measures. Refer to our reconciliation of non-GAAP financial measures to the most closely related GAAP measure included in this document.

Fiscal 2025 Fourth Quarter Financial Outlook:

For the 2025 fiscal fourth quarter, the Company assumes no material change in the macroeconomic or industry dynamics relative to the third quarter, and a positive resolution to the current federal government shutdown during the quarter. The Company’s fourth quarter outlook is as follows:
•Total year-over-year revenue decline of 12% to 14%, including approximately 8% of impact due to reduced demand for federal contractors and from discrete large customers. The underlying revenue decline of 4% to 6% increased relative to the third quarter due to strong growth in the fourth quarter of last year and includes a modest impact related to the government shutdown.
•Adjusted EBITDA margin of approximately 3%, reflecting year-over-year decline similar to the third quarter of 2025, and a sequential increase from the third quarter consistent with 2024, despite the relative revenue pressure.

Quarterly Cash Dividend:

Kelly also reported that on November 3, its board of directors declared a dividend of $0.075 per share. The dividend is payable on December 3, 2025 to stockholders of record as of the close of business on November 19, 2025.

In conjunction with its earnings release, Kelly has published a financial presentation and will host a live webcast of a conference call at 9 a.m. ET on November 6 to review the financial and operation results from the quarter. The presentation and a link to the live webcast will be accessible through the Company’s public website on the Investor Relations page under Events & Presentations. The webcast will be recorded, and a replay will be available within one hour of completion of the event through the same link as the live webcast.

Forward-Looking Statements:

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on second parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no duty to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect more than 400,000 people with work every year. Our suite of outsourcing and consulting services ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2024 was $4.3 billion. Learn more at kellyservices.com.

KLYA-FIN
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ANALYST & MEDIA CONTACT:
Scott Thomas
(248) 251-7264
scott.thomas@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED SEPTEMBER 28, 2025 AND SEPTEMBER 29, 2024
(UNAUDITED)
(In millions of dollars except per share data)
					%
	2025	2024	Change		Change

Revenue from services	$935.0	$1,038.1	$(103.1)		(9.9)%

Cost of services	741.0	816.4	(75.4)		(9.2)

Gross profit	194.0	221.7	(27.7)		(12.5)

Selling, general and administrative expenses	194.4	219.0	(24.6)		(11.2)

Goodwill impairment charge	102.0	—	102.0		NM

(Gain) loss on sale of EMEA staffing operations	(0.3)	—	(0.3)		NM

(Gain) loss on sale of assets	—	0.1	(0.1)		NM

Earnings (loss) from operations	(102.1)	2.6	(104.7)		NM

Other income (expense), net	(1.6)	(4.4)	2.8		64.0

Earnings (loss) before taxes	(103.7)	(1.8)	(101.9)		NM

Income tax expense (benefit)	46.4	(2.6)	49.0		NM

Net earnings (loss)	$(150.1)	$0.8	$(150.9)		NM

Basic earnings (loss) per share	$(4.26)	$0.02	$(4.28)		NM	%
Diluted earnings (loss) per share	$(4.26)	$0.02	$(4.28)		NM	%

STATISTICS:

Permanent placement revenue (included in revenue from services)	$11.7	$13.5	$(1.8)		(13.2)%

Gross profit rate	20.8%	21.4%	(0.6)	pts.

Adjusted EBITDA	$16.5	$26.2	$(9.7)
Adjusted EBITDA margin	1.8%	2.5%	(0.7)	pts.

Effective income tax rate	(44.8)%	140.8%	(185.6)	pts.

Average number of shares outstanding (millions):
Basic	35.3	35.6
Diluted	35.3	36.0

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 39 WEEKS ENDED SEPTEMBER 28, 2025 AND SEPTEMBER 29, 2024
(UNAUDITED)
(In millions of dollars except per share data)
					%
	2025	2024	Change		Change

Revenue from services	$3,201.7	$3,140.7	$61.0		1.9%

Cost of services	2,545.7	2,499.6	46.1		1.8

Gross profit	656.0	641.1	14.9		2.3

Selling, general and administrative expenses	627.4	601.0	26.4		4.4

Goodwill impairment charge	102.0	—	102.0		NM

Asset impairment charge	—	5.5	(5.5)		NM

(Gain) loss on sale of EMEA staffing operations	(4.3)	(1.6)	(2.7)		(169.4)

(Gain) loss on sale of assets	—	(5.4)	5.4		NM

Earnings (loss) from operations	(69.1)	41.6	(110.7)		NM

Gain on forward contract	—	1.2	(1.2)		NM

Other income (expense), net	(7.1)	(9.1)	2.0		22.9

Earnings (loss) before taxes	(76.2)	33.7	(109.9)		NM

Income tax expense	49.1	2.5	46.6		NM

Net earnings (loss)	$(125.3)	$31.2	$(156.5)		NM

Basic earnings (loss) per share	$(3.56)	$0.86	$(4.42)		NM	%
Diluted earnings (loss) per share	$(3.56)	$0.85	$(4.41)		NM	%

STATISTICS:

Permanent placement revenue (included in revenue from services)	$38.0	$32.2	$5.8		18.0%

Gross profit rate	20.5%	20.4%	0.1	pts.

Adjusted EBITDA	$88.4	$100.0	$(11.6)
Adjusted EBITDA margin	2.8%	3.2%	(0.4)	pts.
Effective income tax rate	(64.4)%	7.4%	(71.8)	pts.

Average number of shares outstanding (millions):
Basic	35.2	35.5
Diluted	35.2	35.9

KELLY SERVICES, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)
(In millions of dollars)

We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses. Adjusted SG&A expenses and business unit profit (loss) further exclude integration, realignment and restructuring charges.

	Third Quarter

			%
	2025	2024	Change
Enterprise Talent Management
Revenue from services	$487.9	$561.6	(13.1)%
Gross profit	96.7	114.4	(15.4)
Adjusted SG&A expenses	87.6	96.5	(9.2)
Integration, realignment and restructuring charges	—	(0.1)	NM
Total SG&A expenses	87.6	96.4	(9.2)
Business unit profit (loss)	9.1	18.0	(48.9)
Adjusted business unit profit (loss)	9.1	17.9	(48.8)

Gross profit rate	19.8%	20.4%	(0.6)	pts.

Science, Engineering & Technology
Revenue from services	$304.9	$335.0	(9.0)%
Gross profit	77.2	87.6	(11.8)
Adjusted SG&A expenses	57.5	68.1	(15.3)
Integration, realignment and restructuring charges	0.1	—	NM
Total SG&A expenses	57.6	68.1	(15.3)
Goodwill impairment charge	102.0	—	NM
Business unit profit (loss)	(82.4)	19.5	NM
Adjusted business unit profit (loss)	19.7	19.5	0.6

Gross profit rate	25.3%	26.1%	(0.8)	pts.

Education
Revenue from services	$143.3	$142.1	0.9%
Gross profit	20.1	19.7	2.0
Adjusted SG&A expenses	24.4	23.0	5.9
Integration, realignment and restructuring charges	0.1	—	NM
Total SG&A expenses	24.5	23.0	6.3
Business unit profit (loss)	(4.4)	(3.3)	(32.7)
Adjusted business unit profit (loss)	(4.3)	(3.3)	(30.1)

Gross profit rate	14.1%	13.9%	0.2	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses. Adjusted SG&A expenses and business unit profit (loss) further exclude integration, realignment and restructuring charges.

	September Year-to-Date

			%
	2025	2024	Change
Enterprise Talent Management
Revenue from services	$1,542.1	$1,626.9	(5.2)%
Gross profit	308.7	329.6	(6.3)
Adjusted SG&A expenses	277.9	287.1	(3.2)
Integration, realignment and restructuring charges	3.8	0.9	329.7
Total SG&A expenses	281.7	288.0	(2.2)
Business unit profit (loss)	27.0	41.6	(34.8)
Adjusted business unit profit (loss)	30.8	42.5	(27.5)

Gross profit rate	20.0%	20.3%	(0.3)	pts.

Science, Engineering & Technology
Revenue from services	$944.6	$832.3	13.5%
Gross profit	241.9	212.8	13.7
Adjusted SG&A expenses	187.5	159.9	17.4
Integration, realignment and restructuring charges	2.1	0.3	464.2
Total SG&A expenses	189.6	160.2	18.4
Goodwill impairment charge	102.0	—	NM
Business unit profit (loss)	(49.7)	52.6	NM
Adjusted business unit profit (loss)	54.4	52.9	2.4

Gross profit rate	25.6%	25.6%	—	pts.

Education
Revenue from services	$717.6	$683.1	5.0%
Gross profit	105.4	98.7	6.8
Adjusted SG&A expenses	76.7	71.2	7.8
Integration, realignment and restructuring charges	0.2	—	NM
Total SG&A expenses	76.9	71.2	8.1
Business unit profit (loss)	28.5	27.5	3.5
Adjusted business unit profit (loss)	28.7	27.5	4.4

Gross profit rate	14.7%	14.5%	0.2	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	September 28, 2025	December 29, 2024	September 29, 2024
Current Assets
Cash and equivalents	$30.1	$39.0	$32.8
Trade accounts receivable, less allowances of
$11.1, $8.4, and $8.6 respectively	1,195.6	1,255.5	1,248.6
Prepaid expenses and other current assets	54.1	71.0	76.1
Total current assets	1,279.8	1,365.5	1,357.5

Noncurrent Assets
Property and equipment, net	22.1	25.8	26.5
Operating lease right-of-use assets	44.3	47.0	55.2
Deferred taxes	289.1	330.1	308.4
Retirement plan assets	285.8	258.1	259.2
Goodwill	202.1	304.2	374.0
Intangibles, net	233.6	256.3	264.3
Other assets	36.3	45.3	43.8
Total noncurrent assets	1,113.3	1,266.8	1,331.4

Total Assets	$2,393.1	$2,632.3	$2,688.9

Current Liabilities
Short-term borrowings	$—	$—	$0.2
Accounts payable and accrued liabilities	604.5	613.8	604.7
Operating lease liabilities	12.3	12.3	11.9
Accrued payroll and related taxes	153.1	163.9	184.5
Accrued workers' compensation and other claims	18.8	19.0	18.1
Income and other taxes	17.8	17.5	21.6
Total current liabilities	806.5	826.5	841.0

Noncurrent Liabilities
Long-term debt	118.4	239.4	228.2
Operating lease liabilities	46.7	50.9	51.8
Accrued workers' compensation and other claims	33.5	33.8	33.7
Accrued retirement benefits	264.9	239.9	243.3
Other long-term liabilities	8.0	7.2	9.0
Total noncurrent liabilities	471.5	571.2	566.0

Stockholders' Equity
Common stock	38.5	38.5	38.5
Treasury stock	(54.9)	(61.4)	(52.0)
Paid-in capital	35.7	34.2	32.0
Earnings invested in the business	1,096.6	1,230.2	1,264.7
Accumulated other comprehensive income (loss)	(0.8)	(6.9)	(1.3)
Total stockholders' equity	1,115.1	1,234.6	1,281.9

Total Liabilities and Stockholders' Equity	$2,393.1	$2,632.3	$2,688.9

STATISTICS:
Working Capital	$473.3	$539.0	$516.5
Current Ratio	1.6	1.7	1.6
Debt-to-capital %	9.1%	16.2%	15.1%
Global Days Sales Outstanding	66	59	64
Year-to-Date Free Cash Flow	$87.2	$15.8	$2.8

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 39 WEEKS ENDED SEPTEMBER 28, 2025 AND SEPTEMBER 29, 2024
(UNAUDITED)
(In millions of dollars)
	2025	2024
Cash flows from operating activities:
Net earnings (loss)	$(125.3)	$31.2
Adjustments to reconcile net earnings to net cash from operating activities:
Goodwill impairment charge	102.0	—
Asset impairment charge	—	5.5
Deferred income taxes	41.3	12.8
Depreciation and amortization	32.0	28.7
Operating lease asset amortization	8.1	7.7
Provision for credit losses and sales allowances	4.1	0.6
Stock-based compensation	9.8	8.5
Gain on sale of EMEA staffing operations	(4.3)	(1.6)
Gain on sale of assets	—	(5.4)
Gain on forward contract	—	(1.2)
Other, net	(0.1)	—
Changes in operating assets and liabilities, net of acquisition	26.4	(74.9)
Net cash from operating activities	94.0	11.9

Cash flows from investing activities:
Capital expenditures	(6.8)	(9.1)
Proceeds from sale of EMEA staffing operations, net of cash disposed	21.8	77.1
Proceeds from sale of PersolKelly investment	6.4	—
Proceeds from sale of assets	—	4.3
Acquisition of company, net of cash received	—	(427.4)
Payment for settlement of forward contract	—	(2.4)
Other investing activities	0.5	2.0
Net cash from (used in) investing activities	21.9	(355.5)

Cash flows from financing activities:
Net change in short-term borrowings	—	0.6
Proceeds from long-term debt	1,178.2	849.0
Payments on long-term debt	(1,299.2)	(620.8)
Dividend payments	(8.3)	(8.2)
Payments of tax withholding for stock awards	(1.9)	(2.3)
Other financing activities	(0.2)	(1.0)
Net cash used in (from) financing activities	(131.4)	217.3

Effect of exchange rates on cash, cash equivalents and restricted cash	5.3	(0.9)

Net change in cash, cash equivalents and restricted cash	(10.2)	(127.2)
Cash, cash equivalents and restricted cash at beginning of period	45.6	167.6

Cash, cash equivalents and restricted cash at end of period	$35.4	$40.4

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY SERVICE TYPE
(UNAUDITED)
(In millions of dollars)

	Third Quarter 2025

	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total

Enterprise Talent Management	$250.1	$108.5	$127.2	$2.1	$487.9
Science, Engineering & Technology	191.8	104.3	—	8.8	304.9
Education	142.5	—	—	0.8	143.3
Total Segment Revenue	$584.4	$212.8	$127.2	$11.7	$936.1
Intersegment					(1.1)
Total Revenue from Services					$935.0

	Third Quarter 2024

	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total

Enterprise Talent Management	$299.0	$130.9	$129.1	$2.6	$561.6
Science, Engineering & Technology	211.1	113.7	—	10.2	335.0
Education	141.4	—	—	0.7	142.1
Total Segment Revenue	$651.5	$244.6	$129.1	$13.5	$1,038.7
Intersegment					(0.6)
Total Revenue from Services					$1,038.1

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY SERVICE TYPE (continued)
(UNAUDITED)
(In millions of dollars)

	September Year-to-Date 2025

	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total

Enterprise Talent Management	$800.4	$362.5	$371.9	$7.3	$1,542.1
Science, Engineering & Technology	597.4	321.0	—	26.2	944.6
Education	713.1	—	—	4.5	717.6
Total Segment Revenue	$2,110.9	$683.5	$371.9	$38.0	$3,204.3
Intersegment					(2.6)
Total Revenue from Services					$3,201.7

	September Year-to-Date 2024

	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total

Enterprise Talent Management	$877.1	$390.5	$351.7	$7.6	$1,626.9
Science, Engineering & Technology	515.8	296.3	—	20.2	832.3
Education	678.7	—	—	4.4	683.1
Total Segment Revenue	$2,071.6	$686.8	$351.7	$32.2	$3,142.3
Intersegment					(1.6)
Total Revenue from Services					$3,140.7

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

	Third Quarter		September Year-to-Date
SG&A Expenses:	2025	2024	2025	2024
As reported	$194.4	$219.0	$627.4	$601.0
Integration and realignment costs(3)	(3.5)	(6.1)	(20.3)	(6.1)
Transaction costs(4)	(0.4)	(3.1)	(0.8)	(10.3)
Executive transition costs(5)	(0.8)	—	(1.3)	—
Restructuring(8)	—	0.2	—	(6.4)
Adjusted SG&A expenses	$189.7	$210.0	$605.0	$578.2

	Third Quarter		September Year-to-Date
Earnings from Operations:	2025	2024	2025	2024
As reported	$(102.1)	$2.6	$(69.1)	$41.6
Goodwill impairment charge(1)	102.0	—	102.0	—
Integration and realignment costs(3)	3.5	6.1	20.3	6.1
Transaction costs(4)	0.4	3.1	0.8	10.3
Executive transition costs(5)	0.8	—	1.3	—
(Gain) loss on sale of EMEA staffing operations(6)	(0.3)	—	(4.3)	(1.6)
Restructuring(8)	—	(0.2)	—	6.4
(Gain) loss on sale of assets(9)	—	0.1	—	(5.4)
Asset impairment charge(10)	—	—	—	5.5
Adjusted earnings from operations	$4.3	$11.7	$51.0	$62.9

	Third Quarter		September Year-to-Date
	2025	2024	2025	2024
Income tax expense (benefit)	$46.4	$(2.6)	$49.1	$2.5
Taxes on goodwill impairment charge(1)	18.4	—	18.4	—
Valuation allowance on deferred tax assets(2)	(69.7)	—	(69.7)	—
Taxes on integration and realignment costs(3)	0.9	1.6	5.2	1.6
Taxes on transaction costs(4)	0.1	0.8	0.2	3.1
Taxes on executive transition costs(5)	0.2	—	0.3	—
Taxes on (gain) loss on sale of EMEA staffing operations(6)	(0.1)	—	(0.1)	(1.2)
Taxes on gain on forward contract(5)	—	—	—	—
Taxes on restructuring charges(8)	—	(0.1)	—	1.6
Taxes on (gain) loss on sale of assets(9)	—	—	—	(1.4)
Taxes on asset impairment charge(10)	—	—	—	1.4
Adjusted income tax expense (benefit)	$(3.8)	$(0.3)	$3.4	$7.6

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	Third Quarter		September Year-to-Date
	2025	2024	2025	2024
Net earnings (loss)	$(150.1)	$0.8	$(125.3)	$31.2
Goodwill impairment charge, net of taxes(1)	83.6	—	83.6	—
Valuation allowance on deferred tax assets(2)	69.7	—	69.7	—
Integration and realignment costs, net of taxes(3)	2.6	4.5	15.1	4.5
Transaction costs, net of taxes(4)	0.3	2.4	0.7	15.1
Executive transition costs, net of taxes(5)	0.6	—	1.0	—
(Gain) loss on sale of EMEA staffing operations, net of taxes(6)	(0.2)	—	(4.2)	(0.4)
Gain on forward contract, net of taxes(7)	—	—	—	(1.2)
Restructuring charges, net of taxes(8)	—	(0.1)	—	4.8
(Gain) loss on sale of assets, net of taxes(9)	—	0.1	—	(4.0)
Asset impairment charge, net of taxes(10)	—	—	—	4.1
Adjusted net earnings	$6.5	$7.7	$40.6	$54.1

	Third Quarter		September Year-to-Date
	2025	2024	2025	2024
	Per Share		Per Share
Net earnings (loss)	$(4.26)	$0.02	$(3.56)	$0.85
Goodwill impairment charge, net of taxes(1)	2.37	—	2.38	—
Valuation allowance on deferred tax assets(2)	1.98	—	1.98	—
Integration and realignment costs, net of taxes(3)	0.08	0.12	0.43	0.12
Transaction costs, net of taxes(4)	0.01	0.06	0.02	0.41
Executive transition costs, net of taxes(5)	0.02	—	0.03	—
(Gain) loss on sale of EMEA staffing operations, net of taxes(6)	(0.01)	—	(0.12)	(0.01)
Gain on forward contract, net of taxes(7)	—	—	—	(0.03)
Restructuring charges, net of taxes(8)	—	—	—	0.13
(Gain) loss on sale of assets, net of taxes(9)	—	—	—	(0.11)
Asset impairment charge, net of taxes(10)	—	—	—	0.11
Adjusted net earnings	$0.18	$0.21	$1.16	$1.47

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)
Total Adjusted EBITDA:
	Third Quarter		September Year-to-Date
	2025	2024	2025	2024
Net earnings (loss)	$(150.1)	$0.8	$(125.3)	$31.2
Other (income) expense, net	1.6	4.3	7.0	1.1
Income tax expense (benefit)	46.4	(2.6)	49.1	2.5
Depreciation and amortization	12.6	14.5	37.9	37.2
EBITDA	(89.5)	17.0	(31.3)	72.0
Goodwill impairment charge(1)	102.0	—	102.0	—
Integration and realignment costs(3)	3.1	6.1	19.8	6.1
Transaction costs(4)	0.4	3.2	0.9	18.2
Executive transition costs(5)	0.8	—	1.3	—
(Gain) loss on sale of EMEA staffing operations(6)	(0.3)	—	(4.3)	(1.6)
Gain on forward contract(7)	—	—	—	(1.2)
Restructuring(8)	—	(0.2)	—	6.4
(Gain) loss on sale of assets(9)	—	0.1	—	(5.4)
Asset impairment charge(10)	—	—	—	5.5
Adjusted EBITDA	$16.5	$26.2	$88.4	$100.0
Adjusted EBITDA margin	1.8%	2.5%	2.8%	3.2%

Business Unit Adjusted EBITDA:

	Third Quarter 2025
	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit (loss)	$9.1	$(82.4)	$(4.4)
Goodwill impairment charge(1)	—	102.0	—
Integration and realignment costs(2)	—	0.1	0.1
Adjusted EBITDA	$9.1	$19.7	$(4.3)
Adjusted EBITDA margin	1.9%	6.4%	(3.0)%

	Third Quarter 2024
	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit (loss)	$18.0	$19.5	$(3.3)
Restructuring(7)	(0.1)	—	—
Adjusted EBITDA	$17.9	$19.5	$(3.3)
Adjusted EBITDA margin	3.2%	5.8%	(2.3)%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)
Business Unit Adjusted EBITDA (continued):
	September Year-to-Date 2025
	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit (loss)	$27.0	$(49.7)	$28.5
Goodwill impairment charge(1)	—	102.0	—
Integration and realignment costs(2)	3.8	2.1	0.2
Adjusted EBITDA	$30.8	$54.4	$28.7
Adjusted EBITDA margin	2.0%	5.7%	4.0%

	September Year-to-Date 2024
	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit (loss)	$41.6	$52.6	$27.5
Restructuring(7)	0.9	0.3	—
Adjusted EBITDA	$42.5	$52.9	$27.5
Adjusted EBITDA margin	2.6%	6.4%	4.0%

Free Cash Flow:	September Year-to-Date
	2025	2024
Net cash from operating activities	$94.0	$11.9
Capital expenditures	(6.8)	(9.1)
Free Cash Flow	$87.2	$2.8

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (U.S. Generally Accepted Accounting Principles) information excluding the 2025 goodwill impairment charge, the 2025 valuation allowance, the 2025 and 2024 integration and realignment costs, the 2025 and 2024 transaction costs, the 2025 executive transition costs, the 2025 and 2024 gains and losses on the sale of our EMEA staffing operations, the 2024 gain on forward contract and gain on sale of assets, and the 2024 restructuring charges and asset impairment charge are useful to understand the Company's fiscal 2025 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. Management also uses year-to-date free cash flow (operating cash flows less capital expenditures) to indicate the change in cash balances arising from operating activities, net of working capital needs and expenditures on fixed assets.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) Goodwill impairment charge in third quarter 2025 is driven by reduced demand, integration of MRP and Softworld acquisitions and realignment of reporting units in the SET segment.

(2) Valuation allowance on deferred tax assets in third quarter 2025 was established against a portion of our work opportunity credit carryforwards due to cumulative losses in recent years.

(3) Integration and realignment costs in the third quarter and September year-to-date 2025 and 2024 reflect various initiatives aimed at integrating MRP and other prior acquisitions, consolidating operating segments, and further aligning processes and technology across the Company. Included in total integration and realignment costs is $0.4 million and $0.5 million of accelerated amortization within depreciation and amortization for the third quarter and September year-to-date 2025 periods, respectively. The costs incurred associated with these initiatives are summarized in the table below (in millions of dollars):

	Third Quarter 2025	September Year-to-Date 2025
IT-related charges	$2.1	$9.1
Severance	—	6.5
Fees and other costs	1.4	4.7
Total integration and realignment costs	$3.5	$20.3

(4) Transaction costs in 2025 and 2024 primarily related to costs incurred directly related to the sale of the EMEA staffing operations, which includes employee termination costs and transition costs. Transaction costs in 2024 also include $1.4 million and $9.3 million of transaction costs related to the acquisition of MRP in the third quarter and September year-to-date 2024 periods, respectively.

(5) Executive transition costs represent non-recurring expenses primarily associated with our CEO transition in 2025.

(6) (Gain) loss on sale of EMEA staffing operations represents the gains and losses recorded in each period as a result of the sale in January 2024.

(7) Gain on forward contract represents the gain recognized in the first quarter of 2024 for the settlement of the foreign currency forward contract relating to the sale of the EMEA staffing operations.

(8) Restructuring charges in 2024 represent a comprehensive transformation initiative that started in 2023 to further streamline the Company's operating model to enhance organizational efficiency and effectiveness. There was a $0.2 million adjustment to the restructuring charges in the third quarter of 2024 and the September year-to-date 2024 restructuring charges include $3.3 million of severance and $3.1 million of costs to execute the transformation.

(9) (Gain) loss on sale of assets represents the sale of Ayers Group in the second quarter of 2024.

(10) Asset impairment charge in the second quarter of 2024 was for certain right-of-use assets related to our leased headquarters facility reflects adjustments to how we are utilizing the building as part of our ongoing transformation efforts.